      POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints
Robert D. Lister and Kenneth I. Weissman, and each of them acting or signing alone, as his true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of IMAX Corporation (the "Company"), any and all reports required to be filed by the undersigned in accordance with Section 16(a)
of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or other required report (including amendments thereto) and timely file such report with the United States Securities and Exchange Commission (the "SEC") and any
stock exchange or similar authority;

(3) take any necessary or appropriate action to obtain or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports by Section 16(a) of the Act or any rule or regulation of the SEC; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned is hereby assuming, nor is the
Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of July, 2021.

Signature:/s/Giovanni M. Dolci
Giovanni M. Dolci